Exhibit 99.3
WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except as otherwise indicated)
Introduction
The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Western Refining, Inc. (“Western”) of Giant Industries, Inc. (“Giant”). The acquisition closed on May 31, 2007. The purchase price of $1,127,227 for 100% of the outstanding shares of Giant stock primarily was funded with $1,125,000 in new debt and available cash. Other costs of $21,576 were also incurred in completing the acquisition. The total purchase price, including other costs, was $1,148,803.
As the effects of this transaction have been included in the unaudited condensed consolidated balance sheet as of June 30, 2007 filed with Western’s Form 10-Q as of and for the period ended June 30, 2007, a pro forma condensed combined balance sheet is not required or presented in this Form 8-K.
The unaudited pro forma condensed combined statements of operations are presented as if the acquisition had occurred on January 1, 2006. The unaudited pro forma condensed combined financial statements include adjustments that are based on preliminary estimates pending the completion of an independent appraisal and other evaluations to reflect the allocation of the purchase price to Giant’s net assets as of May 31, 2007. The excess of purchase price over the estimated net fair value of assets acquired and liabilities assumed is categorized as goodwill. The final purchase accounting adjustments recorded in connection with the acquisition of Giant may differ from those presented herein.
The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Western included in its annual report on Form 10-K for the year ended December 31, 2006; (ii) the audited historical consolidated financial statements of Giant for the year ended December 31, 2006 and the unaudited consolidated financial statements of Giant for the three months ended March 31, 2007 included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K; (iii) the unaudited historical financial statements of Western, included in its quarterly report on Form 10-Q for the period ended June 30, 2007; and (iv) the other information contained in the statements and reports filed by Western with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Giant acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of Western in the future. The pro forma adjustments, as described below, are based upon available information and certain assumptions that Western’s management believes are reasonable.
The unaudited pro forma condensed combined financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the Giant acquisition.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2007
(In thousands, except per share amounts)

	Western	Giant	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$2,652,283	$1,898,682	$(412,599	)(a)	$4,138,366

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,155,451	1,657,251	(412,599	)(a)	3,400,103
Direct operating expenses (exclusive of depreciation and amortization)	123,125	146,521			269,646
Selling, general, and administrative expenses	26,651	62,873	(1,523	)(b)	88,001
Maintenance turnaround expense	—	—			—
Depreciation and amortization	16,687	21,733	13,803	(c)	52,223

Total operating costs and expenses	2,321,914	1,888,378	(400,319)		3,809,973

Operating income	330,369	10,304	(12,280)		328,393
Other income (expense):
Interest income	10,175	487	(1,235	)(d)	9,427
Interest expense	(9,498)	(9,363)	(31,649	)(e)	(50,510)
Amortization of loan fees	(414)	(665)	(438	)(f)	(1,517)
Write-off of unamortized loan fees	—	(1,927)	1,927	(g)	—
Gain (loss) from derivative activities	(10,514)	—			(10,514)
Other income (expense)	(932)	514			(418)

Income before income taxes	319,186	(650)	(43,675)		274,861
Income tax expense	(101,669)	(5,719)	15,470	(h)	(91,918)

Net income	$217,517	$(6,369)	$(28,205)		$182,943

Earnings per share					$2.71

Weighted average shares outstanding					67,506
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(In thousands, except per share amounts)

	Western	Giant	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Net sales	$4,199,474	$4,198,203	$(818,449	)(a)	$7,579,228

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,653,174	3,801,562	(818,449	)(a)	6,636,287
Direct operating expenses (exclusive of depreciation and amortization)	173,900	232,848			406,748
Selling, general, and administrative expenses	34,872	49,521			84,393
Maintenance turnaround expense	22,196	—			22,196
Gain from insurance settlement due to fire	—	(82,003)			(82,003)
Depreciation and amortization	13,624	45,193	34,544	(c)	93,361

Total operating costs and expenses	3,897,766	4,047,121	(783,905)		7,160,982

Operating income	301,708	151,082	(34,544)		418,246
Other income (expense):
Interest income	10,820	4,555	(2,468	)(d)	12,907
Interest expense	(2,167)	(19,172)	(77,677	)(e)	(99,016)
Amortization of loan fees	(500)	(1,597)	(1,051	)(f)	(3,148)
Write-off of unamortized loan fees	(1,961)	—			(1,961)
Gain (loss) from derivative activities	8,783	—			8,783
Other income (expense)	470	(723)			(253)

Income before income taxes	317,153	134,145	(115,740)		335,558
Income tax expense	(112,373)	(51,394)	40,995	(h)	(122,772)

Net income	$204,780	$82,751	$(74,745)		$212,786

Earnings per share					$3.24

Weighted average shares outstanding					65,775
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except as otherwise indicated)
The unaudited pro forma condensed combined statements of operations are presented as if the acquisition occurred on January 1, 2006. The unaudited pro forma condensed combined financial statements include adjustments that are based on preliminary estimates pending the completion of an independent appraisal and other evaluations to reflect the allocation of the purchase price to Giant’s net assets as of May 31, 2007. The final purchase accounting adjustments recorded in connection with the acquisition of Giant may differ from those presented herein.
The historical financial information of Giant presented in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 represents the year-to-date results through May 31, 2007, the date of the acquisition. The results of operations for the month of June 2007 related to Giant are included in the Western historical amounts. The historical financial information for Giant includes charges totaling $28,898 related to certain change of control and severance payments made to Giant employees as a result of the acquisition, and $33,446 related to an increase in estimated environmental remediation costs related to the Yorktown refinery due to a change in management’s estimate as a result of additional information received in July 2007, and have been reported in selling, general, and administrative expenses and direct operating expenses, respectively. Change in control and severance payments in excess of deductible limits for income tax resulted in an increase in Giant’s tax provision of $8,312 in excess of the anticipated statutory rates. These charges occurred in May 2007.
Pro Forma Adjustments:
(a)	Net sales and cost of products sold have been decreased to eliminate the effects of transactions between Western and Giant.

(b)	Selling, general, and administrative expenses have been decreased by $1,523 for the six months ended June 30, 2007 for the effect of the accelerated vesting of outstanding options under Giant’s stock incentive plan as required under the merger agreement.

(c)	The value of the property, plant and equipment and the intangibles acquired in the acquisition has been increased by $648,410 and $53,735, respectively, to reflect estimated fair values. The estimated values for property, plant and equipment and intangibles are preliminary, pending the completion of an independent appraisal and other evaluations that are currently expected to be completed by December 31, 2007. Depreciation and amortization has been computed based upon preliminary estimated useful lives of 12 to 20 years.
Depreciation and amortization has been increased to reflect additional depreciation expense related to the increase in property, plant and equipment based on the estimated fair value of the acquired assets. The incremental amount of depreciation expense recorded was $15,892 for the six months ended June 30, 2007 and $38,140 for the year ended December 31, 2006.
Depreciation and amortization expense has been decreased to reflect removal of amortization of maintenance turnaround expense of $3,234 for the six months ended June 30, 2007 and $7,020 for the year ended December 31, 2006 based on Western’s policy of expensing turnaround costs in the period incurred versus Giant’s policy of deferring turnaround costs and amortization in to future periods.
Depreciation and amortization expense has been increased to reflect additional amortization expense related to the increase in intangibles based on the estimated fair value of the acquired assets. The incremental amount of amortization expense recorded was $1,145 for the six months ended June 30, 2007 and $3,424 for the year ended December 31, 2006.

WESTERN REFINING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Notes to Pro Forma Condensed Combined Financial Statements
(In thousands, except as otherwise indicated)
(d)	Interest income has been decreased by $1,235 for the six months ended June 30, 2007 and $2,468 for the year ended December 31, 2006 based upon the $47,492 in available cash used to fund the Giant acquisition.

(e)	Western incurred new term debt of $1,125,000 to fund the acquisition of Giant. This term debt requires periodic interest payments based on the one, two, three or six-month British Bankers’ Association (“BBA”) LIBOR rate plus 175 basis points. In connection with the acquisition of Giant, Western also retired $50,000 outstanding under Giant’s revolving credit agreement on May 31, 2007.
Interest expense has been increased by $33,137 for the six months ended June 30, 2007 and $77,893 for the year ended December 31, 2006. Interest for the six months ended June 30, 2007 is based upon the six month BBA LIBOR rate of 5.37% at December 29, 2006. Interest for the year ended December 31, 2006 is based upon the six month BBA LIBOR rates of 4.70% at December 30, 2005 and 5.64% at June 29, 2006. A 1/8 of a percent change in the pro forma LIBOR rates used would result in a change in interest expense of $700 for the six months ended June 30, 2007 and $1,400 for the year ended December 31, 2006.
Interest expense has been decreased by $1,488 for the six months ended June 30, 2007 and $216 for the year ended December 31, 2006 for interest expense related to debt outstanding under Giant’s revolving credit agreement that was repaid upon consummation of the acquisition.
(f)	In connection with the debt discussed in note (e) and a new revolving credit facility, Western paid debt costs of $16,881, which will be amortized over the term of the respective debt agreements.
Amortization of loan fees has been increased $1,103 for the six months ended June 30, 2007 and $2,648 for the year ended December 31, 2006 related to Western’s debt costs.
Amortization of loan fees has been decreased by $665 for the six months ended June 30, 2007 and $1,597 for the year ended December 31, 2006 related to Giant’s debt costs.
(g)	Write-off of loan fees has been decreased by $1,927 for the six months ended June 30, 2007 related to Giant’s unamortized debt costs associated with the retired revolving credit agreement.

(h)	Income tax expense has been adjusted to reflect the tax effect of pro forma adjustments at statutory rates.